EXHIBIT 10.11

July 7, 2010

Mr. Jay Peterson

10408 Milky Way Drive

Austin, TX 78730

Dear Jay:

I am pleased to extend this offer of employment to you to serve as Chief Financial Officer of Thermon Group, Inc. (the “Company”), based in San Marcos, Texas and reporting to the Chief Executive Officer. This offer is subject to final approval by the Company’s Board of Directors and appropriate Board Committees and includes the following:

1.	Annual base salary of $225,000.

2.	Eligibility to earn an annual incentive bonus with a target award of 40% of annual base salary. Payment of the Corporate incentive bonus is contingent on Company achieving operating income target. Payment of individual incentive is contingent upon achieving specific management objectives (see attachment, which we will discuss next week).

3.	Participation in the Company’s Incentive Equity Program, which includes a grant at the commencement of your employment of 6% of the current outstanding option pool.

4.	Four weeks (20 days) of paid time off. There are also eight official holidays in the USA.

5.	Full participation in the Company’s benefits program; which the Company reserves the right to modify or terminate at any time, with or without notice.

6.	A severance payment in the event of (1) termination due to a change of control of the Company, (2) termination of your employment without cause or (3) significant diminution of duties relative to those described in the position description provided to you (occurring before or after a change in control). The severance amount will be paid to you as a lump-sum payment in the amount equal to 9 months of annualized base salary and, if applicable, a monthly pro-rata portion of earned but unpaid annual incentive bonus at the time of the termination date.

THERMON . . . The Heat Tracing Specialists®

www.thermon.com

100 Thermon Dr.  •  PO Box 609  •  San Marcos, TX 78667  •  Phone: 512-396-5801  •  Fax: 512-396.3627  •  800-

820-HEAT (4328)

2810 Mowery Road  •  Houston, TX 77045  •  Phone: 713-433-2600  •  Fax: 713-433-4541  •  800-654-2583

7.	Start date of July 12, 2010.

We are excited to have you as a member of the Thermon team. Please confirm your acceptance by returning a signed copy of this letter to my attention.

Yours very truly,

/s/ Rodney Bingham
Rodney Bingham
President/CEO

I hereby accept the foregoing offer of employment.

Accepted and agreed to this 12th day of July, 2010.

Signature:

THERMON . . . The Heat Tracing Specialists®

www.thermon.com

100 Thermon Dr. • PO Box 609 • San Marcos, TX 78667 • Phone: 512-396-5801 • Fax: 512-396-3627 • 800-

820-HEAT (4328)

2810 Mowery Road • Houston, TX 77045 • Phone: 713-433-2600 • Fax: 713-433-4541 • 800-654-2583